EXHIBIT 3.3 - BYLAWS

                                     BYLAWS
                          TECHNOLOGY CONNECTIONS, INC.

                                   ARTICLE ONE
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                                  CAPITAL STOCK

SECTION  ONE:     Share  certificates,  as  approved  by the Board of Directors,
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shall  be  issued  to  shareholders  specifying the name of the owner, number of shares, and date of issue. Each certificate shall be signed by the President and Secretary with the corporate seal affixed thereon. Each certificate shall be numbered in the order in which it is issued.

SECTION  TWO:     Each  shareholder  shall  be entitled to one vote per share of
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common  stock,  unless  otherwise  stated  in  Article  of  Incorporation.

SECTION  THREE:     Transfer  of shares of stock shall be in the transfer ledger
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of  the  corporation.  Such  transfers  shall  be  done in person or by power of attorney. Transfers shall be completed on the surrender of the old certificate, duly assigned.


                                   ARTICLE TWO
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                              SHAREHOLDERS MEETINGS

SECTION  ONE:     The  annual  meeting  of the shareholders shall be held on the
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20th  day  of  March  of each year at 13777 Ballantyne Corp. Place #250.  If the stated day is a weekend day or a legal holiday, the meeting shall be held on the next succeeding day not a weekend day or a holiday.

SECTION  TWO:     The place of the annual meeting may be changed by the Board of
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Directors  within  or without the State of incorporation for any given year upon
90 days notice to the shareholders. Special meetings may be held within or without the State of incorporation and at such time as the Broad of Directors may fix.

SECTION  THREE:     Special  meetings  of  the shareholders may be called at any
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time  by  the President or any holder (s) of at least twenty-five percent of the outstanding  capital  stock.

SECTION  FOUR:    Notice  of  any  special  meeting of the shareholders shall be
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given  to  all  shareholders  to  their  last  known address by registered mail.
Notice of any special meeting of the shareholders shall state the purpose of such meeting. Notice of a special meeting may be waived in writing either before or after such meeting.


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SECTION  FIVE:     Unless  otherwise  provided  by  law  or  the  Articles  of
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Incorporation,  all  meetings  of  the  shareholders,  action  may be taken by a majority vote of the number of shares entitled to vote as represented by the shareholders present at such meeting. Directors shall be elected by a plurality vote. A quorum shall constitute one share over fifty percent of the outstanding shares entitled to vote as presented by the shareholders present at such meeting. No business may be transacted without the presence of a quorumAt any time during any shareholders meeting, if it is determined that a quorum is no longer present, the meeting shall be then adjourned.

SECTION  SIX:     Action  may  be  taken  by  the  shareholders without a formal
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meeting  by  consent,  if  such  consent  is  executed  in writing by all of the shareholders entitled to vote and if allowed under the laws of the State of incorporations.

                                  ARTICLE THREE
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                                    DIRECTORS

SECTION  ONE:     The  Board  of  Directors  shall  control  the full and entire
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management  of  the  affairs  and  business  of  the  corporation.  The Board of
Directors shall adopt rules and regulations to manage the affairs and business of the corporation by resolution at special or the annual meeting. A quorum shall consist of a majority of the directors. Resolutions adopted and all business transacted by the Board of Directors shall be done by a majority vote of the directors present as such meetings.

SECTION  TWO:     The  Board of Directors shall consist of two (2) members to be
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elected  by  the shareholders at an annual meeting.  The term of office shall be one year. Vacancies may be filled by the Board of Directors prior to the expiration of the term. Such appointment shall continue until the next annual meeting of shareholders.

SECTION  THREE:     The Board of Directors shall meet annually at the same place
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of  the  shareholders  meetings  immediately following the annual meeting of the shareholders. Special meetings of the Broad of Directors may be called by the President or any two (2) directors on ten (10) days notice, or such other and further notice as required by the laws of the State of incorporations.

SECTION  FOUR:     Notice  of  special  or  regular  meetings  of  the  Board of
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Directors other than the annual meeting of the Board of Directors, shall be made by mail to the last known address of each director. Such notice shall be mailed ten (10) days prior to such meeting and shall include time and place and reasons for the meeting. All other requirements of the laws of the State of incorporation for notices shall be followed.

SECTION  FIVE:     All directors of the corporation who are present at a meeting
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of  the  Board  of Directors shall be deemed to have assented to action taken at such meeting as to any corporate action taken, unless a director who did not vote in favor on such action goes on record in the minutes as dissenting. In such a case, the dissenting director will not be deemed to having assented to the action taken.

SECTION  SIX:     Directors  may  be  removed  for cause by a majority vote at a
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meeting  of  the  shareholders  or  Directors.  Directors may be removed without cause  by  a  majority  vote  at  a  meeting  of  the  shareholders.

                                  ARTICLE FOUR
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                                    OFFICERS

SECTION  ONE:     The  officers of the corporation shall consist of a President,
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Secretary  and  Treasurer.  All  officers  shall  be  elected  by  the  Board of
Directors  and  shall  serve  a  term  for compensation as fixed by the Broad of
Directors.   The  Board  of  Directors  may establish other offices as it may be deem  fit.

SECTION  TWO:     The  chief  executive  officer  shall  be  the  President. The
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president  shall  have  management  powers  of the corporation. His duties shall include but are not limited to administration of the corporation presiding over shareholders meeting including general supervision of the policies of the corporation as well as general management. The President shall execute contracts, mortgages, loans and bonds under the seal of the corporation. The
President shall have other powers as determined by the Board of Directors by resolution.

SECTION THREE:     The Secretary shall keep the minutes of meetings of the Board
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of  Directors  and  shareholder meetings. The Secretary shall have charge of the minute books, seal and stock books of the corporation. The Secretary shall have other powers as delegated by the President.

SECTION  FOUR:     The  Treasurer  shall  have the power to manage the financial
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affairs  of  the  corporation. The Treasurer shall keep books and records of the financial affairs and make such available to the President and Board of Directors upon request. The Treasurer may make recommendations to the officers and directors in regard to the financial affairs of the corporation.

SECTION  FIVE:     The  Vice-President,  if  one  is  appointed  by the Board of
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Directors, shall have such powers as delegated to him by the President. Upon the inability to perform by the President, the Vice-President shall serve as President until such time as the President shall be able to perform or further action by the Board of Directors. The President shall be deemed unable to perform his duties upon written notification by the President of such inability or resignation to the Board of Directors that the President is unable to perform.

SECTION SIX:     Vacancies shall be filled by the Board of Directors. Until such
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time  as  vacancies  are  filled  the  following rules of succession shall apply without regard to Section Five of this Article. The Vice-President shall act as President, the Treasurer shall act as Secretary, and the Secretary shall act as Treasurer.

SECTION  SEVEN:     Assistants  to  officers  may be appointed by the President.
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These  duties  shall be those delegated to them by the President or the Board of
Directors.

SECTION EIGHT:     Compensation of the officers shall be determined by the Board
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of  Directors.

                                  ARTICLE FIVE
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                    CONTRACTS AND INSTRUMENTS OF INDEBTEDNESS

SECTION  ONE:     No  contracts  or  any  instrument  of  indebtedness  shall be
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executed  without  approval  by  the Board of Directors by resolution. Upon such resolution, the President shall be authorized to execute contracts or instruments of indebtedness as specified in the resolution.

SECTION  TWO:     All  checks, drafts or other instruments of indebtedness shall
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be executed in the manner as determined by the Board of Directors by resolution.

                                   ARTICLE SIX
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                                 CORPORATE SEAL

     The seal of the corporation shall be provided by the Board of Directors by resolution. The seal shall be used by the President of other officers of the corporation as provided for in theses By-Laws.

                                  ARTICLE SEVEN
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                                    AMENDMENT

     These By-Laws may be amended from time to time by a majority vote of the Board of Directors or by a majority vote of the shareholders. These By-Laws may be repealed and new By-Laws established in the same manner as amendments. These By-Laws will continue in full force and effect until amended or repealed and replaced by new By-Laws.

                                  ARTICLE EIGHT
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                                    DIVIDENDS

     The Board of Directors may from time to time declare dividends to the shareholders. These distributions may be in cash or property. No such dividends may be made out of the capital of the corporation.